SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 4, 2013

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 East Park Blvd., Suite 955

Plano, TX 75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of TGC Industries, Inc. (“TGC” or the “Company”) was held on June 4, 2013, at which the following matters were submitted for a vote to TGC’s shareholders:

(1)                                 To elect six director nominees to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified.  All nominees were elected as directors with the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Wayne A. Whitener	10,646,361	3,514,033	3,805,640
William J. Barrett	9,749,133	4,411,261	3,805,640
Herbert M. Gardner	9,696,195	4,464,199	3,805,640
Allen T. McInnes	9,374,382	4,786,012	3,805,640
Edward L. Flynn	12,435,556	1,724,838	3,805,640
Stephanie P. Hurtt	12,460,127	1,700,267	3,805,640

(2)                                 To approve, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

9,578,819	4,542,059	39,514	3,805,640

(3)                                 To approve the amendment to the Company’s Restated Articles of Incorporation to increase the authorized number of shares of the Corporation’s common stock to 35,000,000 and to make other amendments to conform with the requirements of the Texas Business Organizations Code.

Votes For	Votes Against	Abstentions	Broker Non-Votes

17,796,671	149,712	19,648	N/A

(4)                                 To ratify the selection of Lane Gorman Trubitt, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  This proposal was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

17,075,445	862,004	28,584	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: June 7, 2013	By:	/s/ Wayne A. Whitener
Wayne A. Whitener
President and CEO